Securities and Exchange Commission

                             Washington, D.C. 20549

                                    Form 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): December 03, 1998





                   MARRIOTT DIVERSIFIED AMERICAN HOTELS, L.P.
             (Exact name of registrant as specified in its charter)



            Delaware                     0-24463                52-1646207
     ------------------------     ------------------------   ------------------
  (State or other jurisdiction of (Commission File Number)   (I.R.S. Employer
  incorporation or organization)                             Identification No.)



        10400 Fernwood Road, Bethesda, MD                      20817
     ---------------------------------------                 -----------
     (Address of principal executive office)                 (Zip Code)


        Registrant's telephone number, including area code: 301-380-2070
















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                                                              3

ITEM 5.       OTHER EVENTS

On December 03, 1998, the General Partner sent to the Limited Partners of the Partnership a letter that accompanied the Partnership's Quarterly Report on Form 10-Q. Such letter is being filed as an exhibit to this Current Report on Form 8-K.


ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

              (c)     Exhibit

99.1 Letter from the General Partner to the Limited Partners of the Partnership that accompanied the Partnership's Quarterly Report on Form 10-Q for the Quarter Ended September 11, 1998.





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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    MARRIOTT DIVERSIFIED AMERICAN
                                    HOTELS, L.P.

                                    By:    MARRIOTT MDAH ONE CORPORATION
                                           General Partner



         December 10, 1998          By:      /s/ Earla L. Stowe
                                             ------------------
                                             Name:    Earla L. Stowe
                                             Title:   Vice President and
                                                      Chief Accounting Officer


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                                     EXHIBIT INDEX

             Exhibit No.:              Description:
             ----------                ------------
             99.1                       Letter from the General Partner to
                                        the Limited Partners of the Partnership
                                        that accompanied the  Partnership's
                                        Quarterly  Report  on Form  10-Q  for
                                        the  Quarter  Ended September 11, 1998.









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================================================================================
                              MARRIOTT DIVERSIFIED
                              AMERICAN HOTELS, L.P.
================================================================================


                            1998 THIRD QUARTER REPORT
                          LIMITED PARTNER QUARTERLY UPDATE


Presented for your review is the 1998 Third Quarter Report for Marriott Diversified American Hotels, L.P. (the "Partnership"). As previously reported to you, the Partnership files a Form 10-Q with the Securities and Exchange Commission ("SEC") each quarter. The third quarter 1998 Form 10-Q immediately follows this letter and replaces the quarterly report format previously used by the Partnership. The information presented is essentially the same as the information given in prior years with certain additional items required by the rules of the SEC. As in the past, we encourage you to review the information contained in this report, especially Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations. If you have any further questions regarding your investment, please contact Host Marriott Partnership Investor Relations at (301) 380-2070.

Host Marriott Corporation's Conversion to A Real Estate Investment Trust

As publicly announced in April 1998, Host Marriott Corporation ("Host Marriott"), the parent company of the General Partner of the Partnership, has adopted a plan to restructure its business operations so that it will qualify as a real estate investment trust ("REIT") for federal income tax purposes. As part of the REIT conversion, Host Marriott proposes to merge into HMC Merger Corporation (to be renamed "Host Marriott Corporation"), a Maryland corporation ("Host REIT"), and thereafter continue and expand its full-service hotel ownership business. Host REIT will operate through Host Marriott, L.P., a Delaware limited partnership (the "Operating Partnership"), of which Host REIT will be the sole general partner. This is commonly called an "UPREIT" structure and it is used to facilitate tax-deferred acquisitions of properties.

In previous correspondence, you were notified that you would be asked to vote on a proposed transaction involving the Merger of this Partnership with the Operating Partnership. The Prospectus/Consent Solicitation Statement and the Partnership's Supplement which contain detailed information relating to this proposal were mailed to all Limited Partners of record as of September 18, 1998. This is the date set by the General Partner as the record date for determining Limited Partners entitled to vote on the Merger and the related amendments to the partnership agreement. The Prospectus/Consent Solicitation Statement and the Partnership's Supplement should be reviewed as you make your decision to vote. You also received, among other things, a list of Questions and Answers and telephone numbers for assistance. We strongly encourage Limited Partners to consult with their own financial and tax advisors when making their decision on how to vote and which option to choose.

It is important that your Partnership Units be voted, regardless of the number of Partnership Units you hold. The solicitation period ends at 5:00 p.m., Eastern time, on December 12, 1998, unless extended. If you have not yet received the Prospectus/Consent Solicitation Statement or if you or your advisors have any questions regarding the Merger, please contact the Information Agent at 1-800-733-8481 extension 445.


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Estimated 1998 Tax Information

Based on current projections, estimated taxable income for 1998 of $1,700 will be allocated to each limited partner unit. Those limited partners who elected to exclude their share of cancellation of indebtedness income from their 1993 taxable income and reduce their basis in their portion of the Partnership's depreciable real property instead, are required to adjust their reported tax income each year to take into account the required adjustment to the basis of their depreciable real property and the cancellation of indebtedness income adjustment. For 1998, the required adjustment amounts are $400 and $3,000, respectively. Electing limited partners should add these amounts to the stated per unit income amount, thereby increasing the estimated reportable income to $5,100 for 1998.

The 1998 tax information, used for preparing your Federal and state income tax returns, will be mailed no later than March 15, 1999. To ensure confidentiality, we regret that we are unable to furnish your tax information over the telephone. Unless otherwise instructed, we will mail your tax information to your address as it appears on this report. Therefore, to avoid delays in delivery of this important information, please notify the Partnership in writing of any address changes by January 31, 1999.